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                                                                     EXHIBIT 99


CONTACTS:

Gary Baker, Juno Public Relations
(212) 597-9005 or pr@support.juno.com

Becky Yeamans, Juno Investor Relations
(212) 597-9274 or ir@support.juno.com


JUNO ANNOUNCES FILING OF REGISTRATION STATEMENTS
FOR THE RESALE OF JUNO COMMON STOCK

NEW YORK, NY (November 28, 2000) -- Juno Online Services, Inc. (Nasdaq: JWEB), the nation's third-largest provider of dial-up Internet services, announced today that it has filed a registration statement with the Securities and Exchange Commission for the resale of up to 10 million shares of Juno common stock that may be issued to The Kingston Limited Partnership pursuant to a previously announced "equity line" facility with Kingston.

Under certain circumstances, Juno would have the right (but not the obligation) under this facility to obtain as much as $125 million through the issuance of common stock to Kingston in a series of drawdowns over a two-year period. However, the amount actually available to Juno, if any, will be limited by, among other things, certain volume- and price-related limitations, and is currently expected to be much lower than this figure. Any Juno common stock issued to Kingston under this facility will be purchased at a price equal to 94 percent of the volume-weighted average price of Juno's common shares on each purchase day, provided that Kingston will generally not be obligated to purchase shares from Juno on any day when the purchase price so computed would be less than $2.50 per share.

Subject to the facility's volume- and price-related limitations, Juno will control the timing and frequency of any sales to Kingston, and will have no obligation to draw down any minimum amount or number of times (although the facility may be terminated if no drawdowns occur for a period of four consecutive months). Juno will not be able to draw on the facility until such time, if any, as the registration statement covering the shares of common stock to be issued to Kingston is declared effective by the SEC. Kingston may resell shares of Juno common stock at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing prices, or at negotiated prices. A more detailed description of the terms of the facility are provided in the aforementioned registration statement.

Juno also announced today that it has filed a registration statement with the Securities and Exchange Commission for the resale of an aggregate of 1,836,283 shares of Juno common stock by NaviPath, Inc. and WorldSpy.com, Inc. The shares to be sold by WorldSpy and NaviPath were issued by Juno pursuant to a subscriber referral agreement under which WorldSpy referred

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its subscribers to Juno's Internet access service in exchange for referral fees payable in shares of Juno common stock. WorldSpy and NaviPath may resell shares of Juno common stock at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing prices, or at negotiated prices.

Registration statements relating to all securities referenced above have been filed with the Securities and Exchange Commission but have not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statements become effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Copies of the prospectuses for the offerings may be obtained when available from Richard Buchband, Senior Vice President and General Counsel, Juno Online Services, Inc., 1540 Broadway, New York, NY 10036,
(212) 597-9000.

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STATEMENTS IN THIS PRESS RELEASE REGARDING JUNO ONLINE SERVICES, INC. THAT ARE
NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE SUCH STATEMENTS TO DIFFER MATERIALLY FROM ACTUAL FUTURE EVENTS OR RESULTS. ANY SUCH FORWARD-LOOKING STATEMENTS ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE JUNO'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN A FORWARD-LOOKING STATEMENT: LIMITED HISTORY OF OFFERING JUNO'S BILLABLE PREMIUM SERVICES AND FREE BASIC SERVICE IN ITS CURRENT FORM; HISTORY OF LOSSES; FAILURE TO RETAIN OR GROW JUNO'S SUBSCRIBER BASE; INCREASING COMPETITION FROM EXISTING OR NEW COMPETITORS; INABILITY TO SUSTAIN CURRENT LEVELS OF SUBSCRIBER ACQUISITION OR RETENTION; INABILITY TO SUCCESSFULLY MIGRATE FREE SUBSCRIBERS TO, OR TO RETAIN SUBSCRIBERS IN, JUNO'S BILLABLE PREMIUM SERVICES; RAPID TECHNOLOGICAL CHANGE; POSSIBLE UNAVAILABILITY OF ALL OR A SUBSTANTIAL PORTION OF THE EQUITY LINE FACILITY DESCRIBED IN THIS PRESS RELEASE DUE TO THE OPERATION OF THE VOLUME- AND/OR PRICE-RELATED LIMITS INCORPORATED IN THE TERMS OF THE FACILITY AGREEMENT; DECREASES IN THE POPULARITY OF THE INTERNET AMONG CONSUMERS OR AS AN ADVERTISING MEDIUM; DEPENDENCE ON A LIMITED NUMBER OF PARTNERS AND VENDORS FOR THE PROVISION AND ROLL-OUT OF THE JUNO EXPRESS BROADBAND SERVICE; POSSIBLE INDUSTRY CONSOLIDATION; AND POTENTIAL FLUCTUATIONS IN QUARTERLY AND ANNUAL RESULTS. THIS LIST IS INTENDED TO IDENTIFY ONLY CERTAIN OF THE PRINCIPAL FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER. READERS ARE REFERRED TO THE REPORTS AND DOCUMENTS FILED BY JUNO WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE QUARTERLY REPORT ON FORM 10-Q FILED NOVEMBER 14, 2000 AND THE REGISTRATION STATEMENTS REFERENCED ABOVE, FOR A DISCUSSION OF THESE AND OTHER IMPORTANT RISK FACTORS.